EXHIBIT 32.2

CERTICATION OF PERIODIC FINANCIAL REPORT

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2022

Each of the undersigned officers of Trulieve Cannabis Corp. (the “Company”) certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2021 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 5, 2023

/s/ Kim Rivers
Kim Rivers
Chief Executive Officer

Dated: April 5, 2023

/s/ Alex D’Amico
Alex D’Amico
Chief Financial Officer